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                                                                    EXHIBIT 10.7

                                AMENDMENT 1997-2

                            BECKMAN INSTRUMENTS, INC.
                            SUPPLEMENTAL PENSION PLAN

       WHEREAS, Beckman Instruments, Inc. (the "Company") maintains the Beckman Instruments, Inc. Supplemental Pension Plan (the "Supplemental Plan"); and

       WHEREAS, the Company has the right to amend the Supplemental Plan; and

       WHEREAS, the Company desires to amend the Supplemental Plan to modify its provision for lump sum payment of small benefits;

       NOW, THEREFORE, the Company hereby adopts this Amendment 1997-2, effective for any participant who has not been paid a lump sum benefit as of the date this amendment is adopted.

       The following subsections are added to the Supplemental Plan as Section 4(d)-(e):

                     "(d) Notwithstanding subsection (a) of this Section 4, but subject to subsection (c), benefits payable under this Supplemental Plan on or after the adoption date of this Amendment 1997-2 shall be payable in the form and manner provided under


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              subsection (b) above, unless they are payable as cash lump sum distributions as described in subsection (e) immediately following.

                     (e) If the monthly benefit of the employee under this
              Supplemental Plan, as determined under subsection (a) above, is less than one-half of the highest dollar limit under which the employee's monthly Pension Plan benefit could be paid out as a cash lump sum, as determined under Section 4.16 of the Pension Plan (but rounded to the next highest $5.00 increment unless ending in a multiple of $5.00 already), when measured as of:

                            (i) November 1, 1997 for participants whose employment has terminated on or before that date;

                            (ii) the employee's date of termination;

                            (iii) commencement of payment of benefits under the Pension Plan; or

                            (iv) January 1 of each year following the year in which payment of benefits under the Pension Plan commences, then the employee shall receive the actuarial equivalent of his benefit, as determined


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                            under (a), in a cash lump sum as soon as
                            administratively feasible thereafter. For purposes of this subsection, if an employee's benefit in the Pension Plan increases due to an increase in Internal Revenue Code Section 415, resulting in a decrease in his benefit under this Supplemental Plan below the dollar limit for lump sum distributions described in the preceding sentence, then the employee shall receive a lump sum distribution hereunder determined under clause (iv) above as soon as administratively feasible following the January 1 as of which his Supplemental Plan benefit falls below the limit described in this subsection (e)."

       IN WITNESS WHEREOF, this Amendment 1997-2 is adopted as of this 31st day of October, 1997.

                                        BECKMAN INSTRUMENTS, INC.


                                        By   /s/ FIDENCIO M. MARES
                                             ---------------------------
                                               Fidencio M. Mares
                                        Its: Vice President - Human Resources
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